JEFFERIES FINANCIAL GROUP INC.	Exhibit 21
Subsidiaries as of November 30, 2019
State/Country
Name	of Incorporation

Baldwin Enterprise, LLC	Colorado
Apex Credit Partners LLC	Delaware
54 Mad Holding LLC	Delaware
BEI-Longhorn, LLC	Delaware
BEI Italia Wireless LLC	Delaware
BEI PSVI Holding, LLC	Delaware
Foursight Funding LLC	Delaware
Foursight Funding II LLC	Delaware
Foursight Receivables LLC	Delaware
Gauss LLC	Delaware
HomeFed LLC	Delaware
HomeFed Otay Land II, LLC	Delaware
Jefferies Asset Management Holdings LLC	Delaware
Jefferies Capital Services, LLC	Delaware
Jefferies Finance LLC	Delaware
Jefferies Financial Products, LLC	Delaware
Jefferies Financial Services, Inc.	Delaware
Jefferies Funding LLC	Delaware
Jefferies Group Capital Finance Inc.	Delaware
Jefferies Group LLC	Delaware
Jefferies Investment Advisers, LLC	Delaware
Jefferies Leveraged Credit Products, LLC	Delaware
Jefferies LLC	Delaware
Jefferies Research Services LLC	Delaware
Jefferies Strategic Investments, LLC	Delaware
Jefferies Structured Credit LLC	Delaware
JETX Energy, LLC	Delaware
JFIN Asset Management LLC	Delaware
LAM Holding LLC	Delaware
LAM Trade Finance Group LLC	Delaware
Leucadia Asset Management LLC	Delaware
Leucadia Aviation, Inc.	Delaware
Leucadia LLC	Delaware
LUK-FX Holdings, LLC	Delaware
LUK Acquisition III, LLC	Delaware
LUK HRG LLC	Delaware
LUK Servicing, LLC	Delaware
LVC AM, LLC	Delaware
M Science LLC	Delaware
Nead Corporation	Delaware
Otay Village III Lender, LLC	Delaware
SR Warehouse LLC	Delaware
Vitesse Energy, LLC	Delaware
Vitesse Energy Finance LLC	Delaware
Alumni Forest Products, LLC	Georgia
Idaho Timber of Carthage, LLC	Idaho
Idaho Timber of North Carolina, LLC	Idaho
Phlcorp Holding LLC	Pennsylvania
Foursight Capital LLC	Utah
Jefferies (Australia) Pty Ltd.	Australia
Jefferies Securities, Inc.	British Columbia
Jefferies Americas II Ltd.	Cayman Islands
Jefferies International Limited	England & Wales
Leucadia Investment Management Ltd.	England & Wales
Jefferies GmbH	Germany
Jefferies Hong Kong Limited	Hong Kong
Jefferies Singapore Limited	Hong Kong
Jefferies India Private Limited	India
Jefferies (Japan) Limited	Japan

Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of November 30, 2019.